UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2025

HARMONY BIOSCIENCES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39450	82-2279923
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 W. Germantown Pike, Suite 215

Plymouth Meeting, PA 19462

(Address of principal executive offices) (Zip Code)

(484) 539-9800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.00001 par value per share	HRMY	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Commercial Officer

On March 24, 2025, Harmony Biosciences Holdings, Inc. (the “Company”) announced that Jeffrey Dierks will be departing from the Company as its Chief Commercial Officer, effective as of March 31, 2025 (the “Effective Date”), for personal reasons.

Separation Agreement

In connection with his departure from the Company, on March 20, 2025, the Company, Harmony Biosciences, LLC and Harmony Biosciences Management, Inc. entered into a Separation Agreement with Mr. Dierks (the “Separation Agreement”), pursuant to which (i) Mr. Dierks will be entitled to receive $476,215, payable in a lump-sum cash payment; and (ii) his outstanding and unvested Company restricted stock unit and option awards will vest on an accelerated basis with respect to the portion of such awards that would have vested during calendar year 2025 (had Mr. Dierks remained in continuous employment or service through December 31, 2025). These payments and benefits will be provided to Mr. Dierks in exchange for a release of claims in favor of the Company and its affiliates and continued compliance with the Separation Agreement and any restrictive covenants.

The foregoing description of the Separation Agreement is not complete and is subject to and qualified in its entirety by the terms of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On March 20, 2025, the Company named Adam Zaeske as the Company’s Executive Vice President and Chief Commercial Officer, effective March 31, 2025. Mr. Zaeske previously served in various roles for Takeda Pharmaceuticals since 2004, most recently as Senior Vice President and Head of Central South and East Europe from April 2022 to March 2025. Prior to joining Takeda Pharmaceuticals, Mr. Zaeske served as Global Marketing Manager for Baxter International from 2002 to 2004. Mr. Zaeske holds a Master of Business Administration from Harvard Business School and Bachelor of Business Administration from the University of Michigan.

Mr. Zaeske brings over 25 years of global leadership across the pharmaceutical industry, building teams and transforming organizations in both the U.S. and Europe. Mr. Zaeske has broad functional experience spanning commercial strategy and operations, sales, marketing, market access, new product planning and finance. Mr. Zaeske will be responsible for leading the Company’s commercial organization, setting commercial strategy, driving market expansion in the U.S. and abroad, and ensuring strong execution across all brands and geographies.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished as part of this report on Form 8-K:

Exhibit
No.	Description

10.1	Separation Agreement by and between Jeffrey Dierks, Harmony Biosciences Holdings, Inc., Harmony Biosciences, LLC, and Harmony Biosciences Management, Inc., dated March 20, 2025.
99.1	Press release issued by the Company, dated March 24, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONY BIOSCIENCES HOLDINGS, INC.

Date: March 24, 2025	By:	/s/ Jeffrey M. Dayno
Jeffrey M. Dayno
President, Chief Executive Officer and Director